UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
July 14, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658

(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (248) 723-2223
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Unsecured Convertible Promissory Note # 1
One July 14, 2008, the Company completed a bridge loan transaction deemed effective July 11, 2008, in the amount of $100,000 (the “Bridge Loan”). In connection with the Bridge Loan, the Company made an unsecured, convertible promissory note in favor of the lender, Mitch Shaheen (the “Holder”)(the “Note”), a description of which follows herein. As a material inducement to Shaheen to make the Bridge Loan, the Company issued him a warrant to purchase 100,000 shares of the Company’s common stock at a price equal to $.50 per share (the “Warrant”). The Warrant is exercisable immediately and carries a ten (10) year term.
The Note is in the principal amount of $100,000, carries interest of 25% per annum and matures on August 10 2008 (the “Maturity Date”). At his option, the Holder may demand repayment on all or part of the then-outstanding Note balance before the Maturity Date upon the Company’s completion of any private offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) which results in proceeds, net of underwriting discounts and commissions, in excess of One Million Dollars ($1,000,000) (collectively, a “New Offering”). Similarly, the amounts due under the Note may also be accelerated upon an “Event of Default,” as defined in the Note. The Note constitutes the “Senior Subordinated Indebtedness” of the Company and is unsecured.
The Holder may convert all or part of the then-outstanding Note balance into shares of the securities issued by the Company in its next New Offering (the “Issued Shares”). The conversion price shall be equal to the price per share at which the Company sells the Issued Shares. In the event the Company does not complete a New Offering before the Maturity date, the Holder may convert all or part of the then-outstanding Note balance into shares of the Company’s common stock at a price equal to $.50 per share.
The foregoing description of the terms and conditions of the Note is qualified in its entirety by, and made subject to, the more complete information set forth in the Note included in this Form 8-K as Exhibit 10.39, and incorporated herein by reference
Unsecured Convertible Promissory Note # 2
On July 14, 2008, the Company issued a promissory note in favor of its Chairman of the Board of Directors and Chief Executive Officer, Richard D. Stromback (“Stromback”), in exchange for Stromback’s deferral of $3,333.00 in salary payable to him on July 15, 2008 under that employment agreement dated December 28, 2008 (the “Stromback Note”). The Stromback Note is in the principal amount of $3,333.00 and carries interest of 25%. The Stromback Note matures on August 10, 2008. As a material inducement to Stromback to consummate the transaction, the Company issued him a warrant to purchase 3,333 shares of the Company’s common stock at a price equal to $.50 per share (the “Stromback Warrant”). The Stromback Warrant is exercisable immediately and carries a ten (10) year term.

At his option, Stromback may demand repayment on all or part of the then-outstanding balance upon the completion of a New Offering. Similarly, the amounts due under the Note may also be accelerated upon an “Event of Default,” as defined in the Stromback Note. The Stromback Note constitutes the “Senior Subordinated Indebtedness” of the Company and is unsecured.
Stromback may convert all or part of the then-outstanding Note balance into shares of the securities issued by the Company in its next New Offering (the “Issued Shares”). The conversion price shall be equal to the price per share at which the Company sells the Issued Shares. In the event the Company does not complete a New Offering before the Maturity date, Stromback may convert all or part of the then-outstanding Note balance into shares of the Company’s common stock at a price equal to $.50 per share.
The foregoing description of the terms and conditions of the Note is qualified in its entirety by, and made subject to, the more complete information set forth in the Note included in this Form 8-K as Exhibit 10.40, and incorporated herein by reference
Elections to Extend Promissory Notes
As previously reported, on March 17, 2008, the Company completed two bridge loan transactions in the total amount of $550,000. In connection therewith, the Company made the following: (1) a promissory note in favor of George Resta in the amount of $50,000 (the “Resta Note”), and; (2) a promissory note in favor of Investment Hunter, LLC in the amount of $500,000 (the “Hunter Note”)(collectively, the “March Notes”). The March Notes matured on June 30, 2008.
Under the terms of the March Notes, the Company, at its option, may elect to extend the maturity date of the notes for a period of thirty (30) days. On July 14, 2008, the Board of Directors of the Company elected to extend the March Notes until July 30, 2008 (See Exhibits 10.41 and 10.42 hereto). In accordance therewith, pursuant to the terms of such note, the Company issued 15,000 options to the holders of the Resta Note and Hunter Note, respectively (the “Consideration Options”).
The Consideration Options are exercisable immediately and carry a ten (10) year term. The Consideration Options may be exercised at a price equal to the lesser of $2.00 or the effective price at which the Company sells shares of its common stock in its next New Offering, as defined above. Notwithstanding the foregoing, all other terms and conditions of the March Notes remain unchanged and in full force and effect.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2008, Mr. Donald C. Campion resigned, effective immediately, as a member of the Board of Directors (“Board”) of Ecology Coatings, Inc. (the “Company”).  Mr. Campion was the Chair of the Company’s Audit Committee and a member of the Company’s Compensation Committee. In his resignation letter, Mr. Campion informed the Company that his resignation relates to communication issues among the Company’s executive officers. A copy Mr.

Campion’s letter of resignation is attached as Exhibit 99.1 and is incorporated herein by reference.
The Company understands that Mr. Campion resigned from the Board based on his disagreements with the Company regarding certain aspects of the Company’s internal communication operations, policies and procedures. The Company takes Mr. Campion’s concerns about the communication among the Company’s executive officers seriously and is addressing such issues. The Company appreciates Mr. Campion’s contributions as a Director of the Company and regrets his decision to resign.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following exhibits are filed herewith:

Exhibit
Number	Description

10.39	Promissory note dated July 10, 2008 made in favor of Mitch Shaheen*

10.40	Promissory note dated July 10, 2008 made in favor of Richard D. Stromback*

10.41	Notice of extension dated July 14, 2008 addressed to George Resta*

10.42	Notice of extension dated July 14, 2008 addressed to Investment Hunter LLC*

99.1	Donald C. Campion Letter of Resignation dated July 13, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: July 17, 2008
	By:	/s/ Adam S. Tracy

Adam S. Tracy
Vice President, General Counsel and Secretary

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